Exhibit 99.1

                   Dayton Superior Reports Management Changes
                    and Fourth Quarter and Full Year Results

    DAYTON, Ohio--(BUSINESS WIRE)--March 8, 2005--Dayton Superior Corporation reported today that sales for the fourth quarter of 2004 totaled $99.8 million, virtually flat with the fourth quarter 2003 sales of $100.0 million. Product sales were $74.9 million for the fourth quarter of 2004, flat with the fourth quarter of 2003. Increases in sales from previously announced price increases were offset by a decrease in volume. Rental revenue of $11.4 million and used rental equipment sales of $13.4 million were also virtually flat with the fourth quarter of 2003.
    Gross profit on product sales for the fourth quarter of 2004 was $14.7 million, or 19.6% of sales, a decrease from the $15.4 million, or 20.6% of sales, in the fourth quarter of 2003. The decrease in gross profit was a result of volume decline in product sales, which negatively impacted manufacturing leverage. Sales price increases more than offset increased material costs, which were primarily driven by steel prices. Rental gross profit decreased $2.8 million from the fourth quarter of 2003. Increases in rental cost of sales resulted from higher rental fleet depreciation expense due to a higher mix of equipment with shorter depreciable lives. Gross profit on the sale of used rental equipment for the fourth quarter of 2004 was $9.0 million, or 66.9% of sales, compared to $8.5 million, or 63.1% of sales, for the fourth quarter of 2003.
    Selling, general, and administrative expenses were $23.4 million in Q4, a slight decrease from $23.5 million for the fourth quarter of 2003.
    Interest expense for the fourth quarter of 2004 was virtually flat with the fourth quarter of 2003.
    Pre-tax loss was $(11.6) million in the fourth quarter of 2004, versus $(9.3) million in the fourth quarter of 2003.
    The Company reported a net loss of $(28.0) million for the fourth quarter of 2004, versus a net loss of $(4.9) million for the fourth quarter of 2003. In the fourth quarter of 2004, non-cash income tax expense of $16.4 million was recorded in accordance with FAS 109, as we reserved for the income tax benefit of prior years' net operating loss carryforwards until realization is reasonably assured. Upon realization, this would reduce future income tax expense and payments. A portion of such benefit, $4.4 million, was recorded in the fourth quarter of 2003.
    Sales for the year ended December 31, 2004 totaled $418.6 million, a 10.3% increase from the prior year's sales of $379.5 million. Product sales, benefiting from price increases, were $348.0 million in 2004, an increase of 14.5% from 2003. Rental revenue increased to $42.2 million in 2004, an increase of 18.5% from 2003. The increase was primarily due to the acquisition of Safway in July 2003. Used rental equipment sales decreased to $28.4 million in 2004 from $39.7 million in 2003. Sales of used rental equipment tend to be sporadic and, therefore, inconsistent from period to period.
    Gross profit on product sales for the year ended December 31, 2004 was $82.8 million, or 23.8% of sales, an increase of $15.6 million over 2003's gross profit of $67.2 million, or 22.1% of sales. Despite the increase in material costs, primarily steel, gross profit as a percent of sales improved as a result of productivity gains from lean manufacturing and price increases. Rental gross profit for 2004 was $7.0 million, a decrease of $0.6 million from 2003. The increase in rental cost of sales was due to higher depreciation expense and higher freight costs, both as a result of the acquisition of Safway. Gross profit on the sales of used rental equipment in 2004 was $18.0 million, or 63.4% of sales, compared to $27.0 million, or 67.8% of sales in 2003.
    Selling, general, and administrative expenses increased to $89.7 million for the year ended December 31, 2004 from $84.6 million in 2003. The increase was entirely due to the acquisition of Safway. Without Safway, selling, general, and administrative expenses would have declined.
    Interest expense increased to $47.0 million in 2004 from $40.0 million in 2003. This increase was primarily due to the higher interest rate from the senior second secured notes issued in June 2003, and higher borrowings.
    Pre-tax loss was $(31.9) million for 2004 as compared to $(27.8) million for 2003. This resulted in a net loss of $(48.4) million for the year ended December 31, 2004, versus a net loss of $(17.1) million for 2003. In the fourth quarter of 2004, non-cash income tax expense of $16.4 million was recorded in accordance with FAS 109, to reserve for the income tax benefit of prior years' net operating loss carryforwards until realization is reasonably assured. Upon realization, this would reduce future income tax expense and payments. The majority of such income tax benefit, $10.7 million, was recorded in 2003.
    Edward J. Puisis, Dayton Superior's Vice President and Chief Financial Officer said, "We are pleased with our 2004 results, which saw gross profit on product sales increase $15.6 million in the face of flat unit volume, as price and productivity gains continued to outpace cost increases. This represents an improvement in the quality of earnings for our core business, product sales, as opposed to used rental equipment sales which declined significantly from 2003 and was a focus of management this past year. By retaining more of our rental equipment, we believe we are positioned to take advantage of an expected recovery in rental revenues as our end markets improve."
    Separately, the Company today also announced that the Board of Directors has appointed Chairman J. A. "Chic" Ciccarelli as President and Chief Executive Officer on an interim basis effective immediately. Mr. Ciccarelli replaces President and Chief Executive Officer, Stephen
R. Morrey, who has left the Company. Mr. Ciccarelli will also continue as Chairman of the Board of Directors, a position he has held since 2000. The Board will begin a search for a new CEO immediately.
    Mr. Ciccarelli led the management team in the leveraged buyout of Dayton Superior Corp. in 2000 and served as the company's Chief Executive Officer until 2002. Mr. Ciccarelli said, "We thank Steve for his contributions to Dayton, especially for beginning to lead the successful transformation of our supply chain that has led to improved operating performance."
    The Company has scheduled a conference call at 11:00 a.m. ET; Wednesday, March 9, 2005 to discuss the fourth quarter and full year results. The conference call can be accessed by dialing 1-866-259-7123. A replay of the call will be available from 4:00 p.m. ET on Wednesday, March 9, 2005 through 11:59 p.m. ET, on Wednesday, March 16, 2005, by calling 1-888-266-2081 and entering reservation 657477.
    Dayton Superior is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction, and a leading manufacturer of metal accessories used in masonry construction in terms of revenues. The company's products are used in two segments of the construction industry: infrastructure construction, such as highways, bridges, utilities, water and waste treatment facilities and airport runways, and non-residential building, such as schools, stadiums, prisons, retail sites, commercial offices, hotels and manufacturing facilities.
    The company sells most products under the registered trade names Dayton Superior(R), Dayton/Richmond(R), Symons(R), Aztec(R), BarLock(R), Conspec(R), Edoco(R), Dur-O-Wal(R) and American Highway Technology(R).
    Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control such as the general economy, governmental expenditures, interest rate increases, and changes in banking and tax laws; the amount of debt Dayton Superior must service; the effects of weather and the seasonality of the construction industry; Dayton Superior's ability to implement cost savings programs successfully and on a timely basis; Dayton Superior's ability to successfully integrate acquisitions on a timely basis; the mix of product sales, rental revenues, and sales of used rental equipment; and favorable market response to price increases. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current Reports on Form 8-K, and Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

    (tables follow)


                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                         For the fiscal quarter ended:
                                          December 31,   December 31,
                                              2004           2003

Product sales                                  $74,935        $74,854
Rental revenue                                  11,439         11,612
Used rental equipment sales                     13,394         13,534
                                         -------------- --------------
  Net Sales                                     99,768        100,000
                                         -------------- --------------

Product cost of sales                           60,280         59,460
Rental cost of sales                            11,423          8,856
Used rental equipment cost of sales              4,432          4,994
                                         -------------- --------------
  Cost of Sales                                 76,135         73,310
                                         -------------- --------------

Product gross profit                            14,655         15,394
Rental gross profit                                 16          2,756
Used rental equipment gross profit               8,962          8,540
                                         -------------- --------------
  Gross Profit                                  23,633         26,690

Product gross profit %                            19.6%          20.6%
Rental gross profit %                              0.1%          23.7%
Used rental equipment gross profit %              66.9%          63.1%
  Gross Profit %                                  23.7%          26.7%

Selling, General & Administrative               23,441         23,509
Selling, General & Administrative %               23.5%          23.5%
Facility Closing and Severance Expenses            643          1,051
(Gain) loss on Disposals of Property,
 Plant, and Equipment                              138           (799)
Amortization of Intangibles                        132            501
                                         -------------- --------------
Operating Income (Loss)                           (721)         2,428
Operating Income %                               (0.7)%          2.4 %

Interest Expense                                11,481         11,698
Interest Income                                   (517)           (15)
Loss on Early Extinguishment of Long-term
 Debt                                                -              -
Other  (Income) Expense                           (134)            16
                                         -------------- --------------
Loss Before Income Taxes                       (11,551)        (9,271)
Pretax Margin                                   (11.6)%         (9.3)%

Provision (Benefit) for Income Taxes            16,427         (4,406)
                                         -------------- --------------

Net Loss                                      $(27,978)       $(4,865)
                                         ============== ==============
Depreciation and Amortization                   $9,792         $8,325


                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                         For the fiscal twelve months
                                                     ended:
                                          December 31,   December 31,
                                              2004           2003

Product sales                                 $348,036       $304,101
Rental revenue                                  42,231         35,633
Used rental equipment sales                     28,372         39,724
                                         -------------- --------------
  Net Sales                                    418,639        379,458
                                         -------------- --------------

Product cost of sales                          265,228        236,877
Rental cost of sales                            35,275         28,009
Used rental equipment cost of sales             10,388         12,791
                                         -------------- --------------
  Cost of Sales                                310,891        277,677
                                         -------------- --------------

Product gross profit                            82,808         67,224
Rental gross profit                              6,956          7,624
Used rental equipment gross profit              17,984         26,933
                                         -------------- --------------
  Gross Profit                                 107,748        101,781

Product gross profit %                            23.8%          22.1%
Rental gross profit %                             16.5%          21.4%
Used rental equipment gross profit %              63.4%          67.8%
  Gross Profit %                                  25.7%          26.8%

Selling, General & Administrative               89,735         84,545
Selling, General & Administrative %               21.4%          22.3%
Facility Closing and Severance Expenses          2,036          2,294
Gain on Disposals of Property, Plant, and
    Equipment                                     (248)          (636)
Amortization of Intangibles                        989            944
                                         -------------- --------------
Operating Income                                15,236         14,634
Operating Income %                                 3.6%           3.9%

Interest Expense                                47,030         40,008
Interest Income                                   (559)           (53)
Loss on Early Extinguishment of Long-term
   Debt                                            842          2,480
Other Expense                                     (134)            20
                                         -------------- --------------
Loss Before Income Taxes                       (31,943)       (27,821)
Pretax Margin                                    (7.6)%         (7.3)%

Provision (Benefit) for Income Taxes            16,427        (10,713)
                                         -------------- --------------

Net Loss                                      $(48,370)      $(17,108)
                                         ============== ==============
Depreciation and Amortization                  $31,018        $26,878


                      Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)

                                                    As of:
                                          December 31,   December 31,
                                              2004           2003
Summary Balance Sheet:
Cash                                            $4,504         $1,995
Accounts Receivable, Net                        68,031         64,849
Inventories                                     59,389         49,437
Other Current Assets                            14,222         10,934
                                         -------------- --------------
Total Current Assets                           146,146        127,215

Rental Equipment, Net                           69,662         78,042
Property & Equipment, Net                       59,458         62,238
Goodwill & Other Assets                        118,872        125,889
                                         -------------- --------------
Total Assets                                  $394,138       $393,384
                                         ============== ==============

Current Portion of Long-Term Debt               $2,455         $3,067
Accounts Payable                                21,086         20,526
Other Current Liabilities                       27,322         32,028
                                         -------------- --------------
Total Current Liabilities                       50,863         55,621

Long-Term Debt                                 375,189        338,823
Other Long-Term Liabilities                     23,616          6,207
Shareholders' Deficit                          (55,530)        (7,267)
                                         -------------- --------------
Total Liabilities &
  Shareholders' Deficit                       $394,138       $393,384
                                         ============== ==============


                      Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)

                                         For the twelve months ended:
                                          December 31,   December 31,
                                              2004           2003

Net Loss                                      $(48,370)      $(17,107)
Non-Cash Adjustments to Net Loss                36,092         (5,275)
Changes in Assets and Liabilities              (16,280)       (10,106)
                                         -------------- --------------
Net Cash Used in Operating Activities          (28,558)       (32,488)
                                         -------------- --------------

Property, Plant and Equipment
   Additions, Net                               (4,586)        (6,935)
Rental Equipment Additions, Net                  6,273         12,152
Acquisition                                       (245)       (13,668)
                                         -------------- --------------
Net Cash Provided by (Used in) Investing
 Activities                                      1,442         (8,451)
                                         -------------- --------------

Issuance of Long-Term Debt, Net                 31,954         28,569
Financing Costs Incurred                        (2,557)        (1,860)
Changes in Loans to Shareholders                   (38)           149
Issuance of Common Shares                           73         13,059
                                         -------------- --------------
Net Cash Provided By Financing
 Activities                                     29,432         39,917
                                         -------------- --------------

Other, Net                                         193            613
                                         -------------- --------------
Net Increase (decrease) in Cash                 $2,509          $(409)
                                         ============== ==============



    CONTACT: Dayton Superior Corporation
             Edward J. Puisis, 937-428-7172
             Fax: 937-428-9115